UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 17, 2015

(Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	001-33894 (Commission File Number)	98-0459178 (IRS Employer Identification No.)

Point at Inverness, Suite 280 8310 South Valley Highway Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (720) 979-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement

On April 17, 2015 (the “Closing Date”), Midway Gold Corp.’s (the “Company or “our”) subsidiary MDW Pan LLP, as borrower (“MDW”), entered into a subordinated credit agreement (the “Credit Agreement”) by and among MDW, Hale Capital Partners, L.P. (“HCP”), as administrative agent and collateral agent, HCP-MID, LLC (“HCP-MID”), as a lender, and INV-MID, LLC (“INV-MID” together with HCP-MID are collectively referred to herein as the “Lender”), as a lender (MDW, HCP, HCP-MID and INV-MID are collectively referred to herein as, the “parties”) for the purpose of establishing a subordinated secured non-revolving term credit facility in favor of MDW in the aggregate amount of $10,500,000 (“Subordinated Debt Facility”).  The transactions related to the Subordinated Debt Facility are referred to herein as the “Transaction”.

Credit Agreement

The following description is a summary of the material terms of the Credit Agreement and is qualified in its entirety by reference to the text of the Credit Agreement, which is filed as Exhibit 10.1 hereto.

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Interest Rate.  Each loan made to MDW pursuant to the Subordinated Debt Facility shall bear interest compounded daily on the outstanding principal amount thereof at a rate per annum equal to 13.5%.  Interest is payable in kind on each Interest Payment Date (as defined in the Credit Agreement) unless (i) there is Available Cash Flow (as defined in the Credit Agreement) with which to make a cash payment of such interest and (ii) payment in cash is permitted under the Subordination Agreement (as defined herein), in which case HCP may elect in its sole discretion the portion of the interest payment that it wishes to receive in cash.

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Permitted and Mandatory Prepayments.  MDW may make voluntary prepayments of principal , provided that the prepayment is accompanied by all accrued interest and Commitment Fees (defined below) on the amount prepaid and (i) if prepaid before the 180th day following the Closing Date, the principal amount being prepaid over the aggregate principal amount of the outstanding Loans (excluding in each case, interest and commitment fees added to principal) times 3% of the aggregate amount of the commitments or (ii) if prepaid after that date, that amount plus the net present value (1.5% discount rate) as of the date of such prepayment of the Effective Return (as defined in the Credit Agreement) payments that would have been made on the principal amount being prepaid if such amount had been paid on the maturity date.  In addition, there are certain mandatory prepayment events, including the issuance of Additional Equity (as defined in the Credit Agreement) in an amount sufficient to cause the Cost to Complete Test (as defined in the Credit Agreement) to be satisfied after giving effect to the prepayment of all outstanding amounts under the Subordinated Debt Facility, as well as other customary prepayment events relating to receipt of insurance proceeds, condemnation awards and similar matters.

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Maturity.  The Subordinated Debt Facility has a maturity date of September 30, 2017; provided that, subject to the Subordination Agreement, unless waived by HDW in its sole discretion, MDW is required to repay the outstanding principal amount of the loans on the Discharge Date (as defined in the Credit Agreement).

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Fees.  MDW agreed to pay a $200,000 origination fee (the “Origination Fee”), payable in two equal installments out of the proceeds of the loans on the Initial Funding Date (as defined in the Credit Agreement) and on the date of the Second Borrowing (as defined in the Credit Agreement).  In addition, MDW agreed to pay HCP for the account of each of the Lenders a commitment fee (the “Commitment Fee”) payable in arrears on (i) each Interest Payment Date (as defined in the Credit Agreement) after the date of the  Credit  Agreement and (ii) the last day of the Availability Period, in each case at a rate of 5% per annum of the average daily unused portion of such Lender’s Commitment (as defined in the Credit Agreement), provided, however, that such Commitment Fee shall be payable in kind unless (i) payment in cash is permitted in accordance with the terms of the Subordination Agreement and (ii) there is Available Cash Flow with which to make a cash payment of such fee.

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Conditions to Draw.  The Credit Agreement includes customary conditions to the availability of the loans, as described in the Credit Agreement and subject to certain disclosures made in connection with the closing date and including an obligation of MDW and each guarantor to grant to the Lenders a security interest in the same assets subject to a security interest in favor of the Senior Secured Parties (as defined in the Credit Agreement), which grant is subject to the Subordination Agreement.

•	Use of Proceeds. MDW may use the proceeds of the Credit Agreement to pay for Project Costs (as defined therein) or to make distributions and dividends to the Company.
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Covenants.  The Credit Agreement includes customary affirmative and negative covenants for a facility of this type and consistent with the Senior Credit Agreement (as defined in the Credit Agreement) including:

o	Liens. MDW cannot incur Liens (as defined in the Credit Agreement) on any of its properties, assets or revenues, except for Permitted liens (as defined in the Credit Agreement).
o	Indebtedness. MDW cannot not incur any other indebtedness other than Permitted Indebtedness (as defined in the Credit Agreement).
o

Certain Changes.  MDW cannot engage in any business other than the Project (as defined in the Credit Agreement), change the Project scope or purpose from the Development Plan (as defined in the Credit Agreement).

o

Dispositions.  MDW cannot make any Disposition (as defined in the Credit Agreement) , other than (a) Refined Gold (as defined in the Credit Agreement) or other Saleable Product (as defined in the Credit Agreement) produced at the Mine (as defined in the Credit Agreement) in accordance with the Development Plan (b) obsolete or worn out equipment, (c) equipment or real property (whose proceeds are used to purchase replacement property within 45 days), and (d) immaterial assets in arm’s length transactions.

o

Investments.  MDW cannot make any investments except for Cash Equivalents, accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business and investments by MDW in Hedge Agreements permitted under the Risk Management Plan.

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Financial Covenants.  So long as any amounts remain outstanding to the Lenders under the Subordinated Debt Facility, MDW must from and after the end of the Availability Period have a Historical Debt Service Coverage Ratio (as defined in the Credit Agreement) of not less than 1.25:1.00; Prospective Debt Service Coverage (as defined in the Credit Agreement) of not less than 1.25:1.00; Loan Life Coverage Ratio (as defined in the Credit Agreement) of at least 1.30:1.00; Project Life Coverage Ratio (as defined in the Credit Agreement) of at least the same ratio required under the Senior Credit Agreement (as defined in the Credit Agreement); Reserve Tail (as defined in the Credit Agreement) of at least 25%; Cumulative Recovery Ratio (as defined in the Credit Agreement), as of each Quarterly Date between September 30, 2015 and June 30, 2016, equal to at least 90% of the Cumulative Recovery Ratio projected in the Development Plan (as defined in the Credit Agreement).

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Events of Default.  The Subordinated Debt Facility has customary events of default consistent with the Senior Credit Agreement, including (a) an indebtedness cross-default for the debt of any loan party above a specified threshold; (b) a judgment in respect of any loan party in excess of a specified threshold(if not covered by insurance); (c) a change of control (if the Company mergers or consolidates with any other Person or an agreement by the Company to dispose of the Project or MDW is publicly announced, or if any Person directly or indirectly owning more than 50% of the voting interests of the Company or acquires the right to own or cause the management decisions and policies of the Company or to appoint more than half of the board of directors of the Company); (d) the Project fails to achieve Mechanical Completion (as defined in the Credit Agreement) by a date certain or Economic Completion by a date certain; and (e) the Company’s listed stock on the NYSE MKT or any successor stock exchange or the trading of the listed stock is suspended.

Guaranty

In connection with the Transaction and the Credit Agreement, the Company and certain of its subsidiaries entered into a guaranty (the “Guaranty”) in favor of HCP, as administrative and collateral agent, whereby the Company and certain of its subsidiaries (collectively, the “Guarantors”) absolutely, unconditionally and irrevocably guarantees the punctual performance and payment when due of all obligations of MDW under the Credit Agreement  and other loan documents.

The following description is a summary of the material terms of the Guaranty and is qualified in its entirety by reference to the full text of the Guaranty, which is filed as Exhibit 10.2 hereto.

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Covenants.  The Guaranty imposes affirmative and negative covenants on the Guarantors similar to those that apply to MDW.  The covenants that apply only prior to the Economic Completion Date and the Goshute Challenge Resolution Date (as defined in the Credit Agreement) include, but not limited to: (a) a limitation on the incurrence of liens and indebtedness similar to the limitations that apply to MDW; (b) a limitation on investments similar to those that apply to MDW; (c) a limitation on capital expenditures other than those related to the Project (as defined in the Guaranty); and (d) a prohibition on mergers, dissolutions or liquidations.

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Termination.  Upon (i) the later of the Economic Completion Date and the Goshute Challenge Resolution Date (the “Release Date”) with respect to the Initial Guarantors (as defined in the Guaranty) and Additional Guarantors (as defined in the Guaranty), and (ii) with respect to the Continuing Guarantors (as defined in the Guaranty) and all other parties, on the Discharge Date (as defined in the Guaranty).

Subordination Agreement

In connection with the Transaction and the Credit Agreement, the Company and certain of its subsidiaries entered into a subordination agreement (the “Subordination Agreement”) by and between HCP,  Commonwealth Bank of Australia (“CBA”), the Company and certain of its subsidiaries pursuant to which each of the Obligors (as defined in the Subordination Agreement, covenants and agrees that the payment of any and all of the Junior Debt (as defined in the Subordination Agreement) is subordinate and subject in right of payment to the prior full payment of the Senior Debt (as defined in the Subordination Agreement).

The following description is a summary of the material terms of Subordination Agreement and is qualified in its entirety by reference to the text of the Subordination Agreement, which is filed as Exhibit 10.3 hereto.

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Payments and Distributions.  In the event of any Proceeding (as defined in the Subordination Agreement) involving any Obligor or any property of any Obligor or any payment or distribution in respect of any such property in any Proceeding: (i) all Senior Debt first shall be Paid in Full (as defined in the Subordination Agreement) before any payment of, or payment or distribution with respect to, the Junior Debt shall be made (other than a distribution of Reorganization Subordinated Securities (as defined in the Subordination Agreement)) from such Obligor or with respect to its property; (ii) any payment and/or distribution from such Obligor or with respect to its property, whether in cash, property or securities which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Junior Debt (other than a distribution of Reorganization Subordinated Securities), shall be paid or delivered directly to the Senior Collateral Agent (acting on behalf of the Senior Lender) until all Senior Debt is Paid in Full, and Junior Lender irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and/or distributions, and Junior Lender also irrevocably authorizes the Senior Collateral Agent to demand, sue for, collect and receive every such payment or distribution in the name of Senior Lender pursuant to the authority granted herein; and (iii) Junior Lender agrees to execute and deliver to Senior Lender or its representative all such further instruments reasonably requested by Senior Lender or its representative to confirm the authorization referred to in the foregoing clause (ii) (provided, that no such instrument shall require Junior Lender to permit Senior Lender to take any of the foregoing actions in the name of Junior Lender).

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Restriction on Action by Junior Lender.  Until the Senior Debt is Paid in Full, Junior Lender shall not, without the prior written consent of Senior Collateral Agent (acting on the instructions of Senior Lender), take any Collection Action with respect to the Junior Debt, except as permitted in the Subordination Agreement.

Post-Closing Conditions

In connection with the Transaction, the Company and certain other subsidiaries of the Company will enter into a security agreement (the “Security Agreement”) and certain pledge agreements (each, a “Pledge Agreement” and collectively, the “Pledge Agreements”) as post-closing conditions of the Transaction.  The Security Agreement and each Pledge Agreement are subject to the Subordination Agreement.  The following description is a summary of the material terms of the Security Agreement and the Pledge Agreements and is qualified in its entirety to the text of the Security Agreement and the Pledge Agreements which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2015.

Security Agreement

Pursuant to the Security Agreement which will be subject at all times to the Subordination Agreement, each of the Grantors (as defined in Security Agreement) will grant to HCP for the benefit of the Secured Parties (as defined in the Credit Agreement) a security interest in each Grantor’s right, title and interest in and the collateral identified in the Security Agreement.

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Excluded Assets.  The following assets will be excluded from the security interest: (i) deposits securing the Closing Surety Bonding Contracts (as defined in the Credit Agreement) in an aggregate amount up to $6 million, (ii) the Distribution Account (as defined in the Credit Agreement), (iii) interests of Midway Gold US Inc., or any other Grantor under the Pinyon Agreement (as defined in the Senior Credit Agreement) or Spring Valley Agreement (as defined in the Senior Credit Agreement, (iv) the interests of MDW Gold Rock LLP or any other Grantor under the Monte Mineral Lease (provided the exclusion ends upon receipt of consent of the Lessor (as defined in the Senior Credit Agreement) to collateral assignment of such interests to HCP, (v) vehicles or other equipment subject to permitted liens or to the extent that the terms to fund the lease or purchase of such vehicles or equipment prohibit the grant of a security interest to HCP, (vi) and general intangibles to the extent that a grant of a security interest to HCP is prohibited by Applicable Law (as defined in the Senior Credit Agreement).

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Releases.  Upon the Release Date, the pledge and security interests will be released on all Grantors, except for MDW and Midway Services Company, which continue until the obligations have been paid in full.

Pledge Agreement

Pursuant to the Pledge Agreements which are subject at all times to the Subordination Agreement,  each pledger will agree to grant HCP a security interest in the equity interests in the pledgor except the Company.

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Termination of Pledge.  Upon the Release Date, HCP will release its security interest in all of the equity interests in the companies and return their respective stock and membership certificates, except for the equity interests and certificates issued by MDW, MDW Pan Holding Corp. and Midway Services Company (the “Continuing Collateral”).  HCP’s interests in the Continuing Collateral will continue until the obligations are paid in full.

CBA Letter Agreement

In connection with the Transaction, CBA, MDW, the Company and certain other subsidiaries of the Company entered into a letter agreement dated April 17, 2015 (the “Letter Agreement”).  Pursuant to the Letter Agreement, CBA agreed to the Transaction in exchange for a fee equal to $350,000 (the “Amendment Fee”).  The Amendment Fee shall be earned as of April 17, 2015 and shall become due and payable on July 31, 2015.  MDW agreed that, once paid, the Amendment Fee will be nonrefundable.

The foregoing description is a summary of the material terms of Letter Agreement and is qualified in its entirety by reference to the text of the Letter Agreement, which is filed as Exhibit 10.4 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Closing Date, April 17, 2015, MDW received an initial draw of $3,850,000 (the “Initial Draw”) under the Subordinated Debt Facility.  MDW paid the first installment ($100,000) of the Origination Fee to the Lender and reimbursed the Lender for $150,000 in legal fees and expenses from the Initial Draw.  The Subordinated Debt Facility bears interest at a rate of 13.5% per annum and is subject to the Commitment Fee of 5% on the undrawn commitment through September 30, 2015.  The Subordinated Debt Facility is secured by subordinated security interests and guarantees by the Company and its subsidiaries, subordinated to the senior security interest of CBA under the terms of the Subordination Agreement.

The second borrowing and all future draws are subject to conditions, affirmations and negative covenants as described in the Credit Agreement.  There can be no assurance that MDW will satisfy the conditions to make future draws under the Subordinated Debt Facility.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On April 20, 2015, the Company issued the press release announcing that the Company has entered into the Transaction. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press releases attached hereto is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Exhibits.

Exhibit	Description
10.1	Credit Agreement, dated April 17, 2015
10.2	Guaranty, dated April 17, 2015
10.3	Subordination Agreement, dated April 17, 2015
10.4	Letter Agreement, dated April 17, 2015
99.1*	Press Release, Date April 20, 2015

*The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

DATE: April 21, 2015	By:	/s/ Bradley J. Blacketor
Bradley J. Blacketor Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Credit Agreement, dated April 17, 2015
10.2	Guaranty, dated April 17, 2015
10.3	Subordination Agreement, dated April 17, 2015
10.4	Letter Agreement, dated April 17, 2015
99.1*	Press Release, Date April 20, 2015

*The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.